Exhibit 4.1

RYERSON INC.,

as Issuer,

THE GUARANTORS PARTY HERETO,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Trustee

Supplemental Indenture

Dated as of October 10, 2012

Floating Rate Senior Secured Notes due 2014

12% Senior Secured Notes due 2015

THIRD SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of October 10, 2012, by and among RYERSON INC., a Delaware corporation (the “Issuer”), the GUARANTORS (as defined herein) and WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Trustee”), as Trustee under the Indenture (as hereinafter defined).

WHEREAS, the Issuer, the Guarantors and the Trustee have as of October 19, 2007 entered into an Indenture, as supplemented by (i) a supplemental indenture, dated as of May 30, 2008, by and among the Issuer, the Guarantors and the Trustee and (ii) a supplemental indenture, dated as of July 31, 2008, by and among the Issuer, the Guarantors and the Trustee (as supplemented, the “Indenture”), providing for the issuance by the Issuer from time to time of its Floating Rate Senior Secured Notes due 2014 (the “2014 Notes”) and its 12% Senior Secured Notes due 2015 (the “2015 Notes,” and, together with the 2014 Notes, the “Outstanding Securities”);

WHEREAS, Section 9.2 of the Indenture provides, among other things, that the Issuer, the Guarantors and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities, may enter into one or more supplemental indentures for the purpose of adding provisions to or changing or eliminating certain of the provisions of the Indenture;

WHEREAS, the Issuer has received the written consents of the Holders of a majority of the aggregate principal amount of the Outstanding Securities to amend the Indenture as provided herein and enter into this Supplemental Indenture;

WHEREAS, the Issuer represents that the consents of the Holders of a majority of the aggregate principal amount of the Outstanding Securities is sufficient to effect the amendments contained herein;

WHEREAS, the Issuer and the Guarantors desire to enter into this Supplemental Indenture, and has duly authorized the execution and delivery of this Supplemental Indenture to modify the Indenture;

WHEREAS, concurrent with the execution hereof, the Issuer has delivered to the Trustee an Officers’ Certificate and has caused its counsel to deliver to the Trustee an Opinion of Counsel; and

WHEREAS, all conditions and requirements of the Indenture necessary to make this Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled by the parties hereto and the execution and delivery thereof have been in all respects duly authorized by the parties hereto.

NOW, THEREFORE:

For and in consideration of the mutual premises and agreements herein contained, the Issuer, the Guarantors and the Trustee covenant and agree, for the equal and proportionate benefit of all Holders of the Outstanding Securities, as follows:

ARTICLE I.

EFFECTIVENESS AND EFFECT

Section 1.1	Effectiveness and Effect.

This Supplemental Indenture shall take effect on the date hereof, provided, however, that the amendments provided for in Article Two hereof shall only become operative if an aggregate principal amount of the Outstanding Securities exceeding 50% of the aggregate principal amount of the Outstanding Securities is accepted by the Issuer for payment on the Early Settlement Date (as defined in that certain Offer to Purchase and Consent Solicitation Statement of the Issuer, dated September 25, 2012), and such amendments provided for in Article Two hereof shall have no force or effect prior to the operative time specified in this Section. Subject to the foregoing, the provisions set forth in this Supplemental Indenture shall be deemed to be, and shall be construed as part of, the Indenture. All references to the Indenture in the Indenture or in any other agreement, document or instrument delivered in connection therewith or pursuant thereto shall be deemed to refer to the Indenture as amended by this Supplemental Indenture. Except as amended hereby, the Indenture shall remain in full force and effect.

ARTICLE II.

AMENDMENT OF THE INDENTURE

Section 2.1	Deletion of Definitions and Related References

Section 101 of the Indenture is hereby amended to delete in their entirety all terms and their respective definitions for which all references are eliminated in the Indenture as a result of the amendments set forth in Section 2.2 of this Supplemental Indenture.

Section 2.2	Amendments to Indenture.

(a)	The Indenture is hereby amended by deleting the following sections of the Indenture and all references thereto in the Indenture in their entirety and replacing each such section with the term “INTENTIONALLY OMITTED”:

Section 4.3 (Provision of Financial Information);

Section 4.4 (Compliance Certificate);

Section 4.5 (Taxes);

Section 4.6 (Stay, Extension and Usury Laws);

Section 4.7 (Limitation on Restricted Payments);

Section 4.8 (Limitation on Dividends and Other Payments Affecting Restricted Subsidiaries);

Section 4.9 (Limitation on Incurrence of Debt);

Section 4.10 (Limitation on Asset Sales);

Section 4.11 (Limitation on Transactions with Affiliates);

Section 4.12 (Limitation on Liens);

Section 4.13 (Limitation on Sale and Leaseback Transactions);

Section 4.15 (Corporate Existence);

Section 4.16 (Events of Loss);

Section 4.17 (Business Activities);

Section 4.18 (Limitation on Activities of JV Interest Holders);

Section 4.19 (Impairment of Security Interests);

Section 4.20 (Additional Note Guarantees);

Section 4.21 (Limitation on Creation of Unrestricted Subsidiaries);

Section 4.22 ([Reserved]);

Section 4.23 (Further Assurances);

Section 4.24 (Maintenance of Properties; Insurance; Books and Records);

Section 5.01 (Consolidation, Merger, Conveyance, Transfer or Lease); and

Section 6.01(4), (5), (6), (7), (8), (9) (Events of Default).

(b)	Section 3.3 of the Indenture is hereby amended by deleting from the first sentence the phrase “at least 30 days” and replacing it with the phrase “at least 3 days”.

ARTICLE III.

MISCELLANEOUS

Section 3.1	Counterparts.

This Supplemental Indenture may be executed in counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

Section 3.2	Severability.

In the event that any provision in this Supplemental Indenture shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 3.3	Headings.

The article and section headings herein are for convenience only and shall not affect the construction hereof.

Section 3.4	Successors and Assigns.

Any covenants and agreements in this Supplemental Indenture by the Issuer and the Trustee shall bind their successors and assigns, whether so expressed or not.

Section 3.5	Governing Law.

THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 3.6	Effect of Supplemental Indenture.

Except as amended by this Supplemental Indenture, the terms and provisions of the Indenture shall remain in full force and effect.

Section 3.7	Trustee.

The Issuer hereby acknowledges and agrees to comply with its reporting obligations under the Trust Indenture Act of 1939. The Trustee assumes no responsibility for the correctness of the recitals herein contained, which shall be taken as the statements of the Issuer, and the Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity or execution or sufficiency of this Supplemental Indenture, and the Trustee makes no representation with respect thereto.

Section 3.8	Endorsement and Change of Form of Securities.

Any Securities authenticated and delivered after the close of business on the date that this Supplemental Indenture becomes effective may be affixed to, stamped, imprinted or otherwise legended by the Trustee, with a notation as follows:

“Effective as of October 10, 2012, certain restrictive covenants of the Indenture and certain of the Events of Default have been eliminated and permission for a notice of redemption to Holders whose Notes are to be redeemed to be provided at least three (3) days before a redemption date has been granted, as provided in the Supplemental Indenture, dated as of October 10, 2012. Reference is hereby made to said Supplemental Indenture, copies of which are on file with the Trustee, for a description of the amendments made therein.”

Section 3.9	Benefits of Supplemental Indenture.

Nothing contained in this Supplemental Indenture shall or shall be construed to confer upon any person other than a Holder of the Outstanding Securities, the Issuer, the Guarantors and the Trustee any right or interest to avail itself or himself, as the case may be, of any benefit under any provision of the Indenture or the Supplemental Indenture.

Section 3.10	Definitions.

Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed by their respective officers hereunto duly authorized, all as of the day and year first above written.

RYERSON, INC.

By:	/s/ Edward J. Lehner
	Name:	Edward J. Lehner
	Title:	Executive Vice President and Chief Financial Officer

GUARANTORS

RCJV HOLDINGS, INC., as Guarantor

By:	/s/ Mary Ann Sigler
	Name:	Mary Ann Sigler
	Title:	Vice President

RDM HOLDINGS, INC.,
as Guarantor

By:	/s/ Mary Ann Sigler
	Name:	Mary Ann Sigler
	Title:	Vice President

RYERSON AMERICAS, INC.,
as Guarantor

By:	/s/ Mary Ann Sigler
	Name:	Mary Ann Sigler
	Title:	Vice President

RYERSON INTERNATIONAL MATERIAL MANAGEMENT SERVICES, INC.,
as Guarantor

By:	/s/ Mary Ann Sigler
	Name:	Mary Ann Sigler
	Title:	Vice President

RYERSON INTERNATIONAL TRADING, INC.,
as Guarantor

By:	/s/ Mary Ann Sigler
	Name:	Mary Ann Sigler
	Title:	Vice President

GUARANTORS

RYERSON INTERNATIONAL, INC.,
as Guarantor

By:	/s/ Mary Ann Sigler
	Name:	Mary Ann Sigler
	Title:	Vice President

RYERSON PAN-PACIFIC LLC,
as Guarantor

By:	/s/ Mary Ann Sigler
	Name:	Mary Ann Sigler
	Title:	Vice President

RYERSON PROCUREMENT CORPORATION,
as Guarantor

By:	/s/ Mary Ann Sigler
	Name:	Mary Ann Sigler
	Title:	Vice President

J.M. TULL METALS COMPANY, INC.,
as Guarantor

By:	/s/ Mary Ann Sigler
	Name:	Mary Ann Sigler
	Title:	Vice President

EPE, LLC,
as Guarantor

By:	/s/ Mary Ann Sigler
	Name:	Mary Ann Sigler
	Title:	Vice President

GUARANTORS

TURRET HOLDING CORPORATION,
as Guarantor

By:	/s/ Mary Ann Sigler
	Name:	Mary Ann Sigler
	Title:	Vice President

RYERSON HOLDINGS (BRAZIL), LLC,
as Guarantor

By:	/s/ Mary Ann Sigler
	Name:	Mary Ann Sigler
	Title:	Vice President

TURRET STEEL INDUSTRIES, INC.,
as Guarantor

By:	/s/ Mary Ann Sigler
	Name:	Mary Ann Sigler
	Title:	Vice President

SUNBELT-TURRET STEEL INC.,
as Guarantor

By:	/s/ Mary Ann Sigler
	Name:	Mary Ann Sigler
	Title:	Vice President

GUARANTORS

IMPERIAL TRUCKING COMPANY, LLC,
as Guarantor

By:	/s/ Mary Ann Sigler
	Name:	Mary Ann Sigler
	Title:	Vice President

WILCOX-TURRET COLD DRAWN, INC.,
as Guarantor

By:	/s/ Mary Ann Sigler
	Name:	Mary Ann Sigler
	Title:	Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Lynn M. Steiner
	Name:	Lynn M. Steiner
	Title:	Vice President